Registration No. 333-

                          -----------------------------
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              ALARIS Medical, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                  13-3492624
                                (I.R.S. Employer
                             Identification Number)

                          -----------------------------
                             10221 Wateridge Circle
                        San Diego, California 92121-1579
                                 (619) 458-7000
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                   ALARIS Medical, Inc. 1996 Stock Option Plan
                            (Full title of the plan)

                                John A. de Groot
                              ALARIS Medical, Inc.
                             10221 Wateridge Circle
                           San Diego, California 92121
                                 (619) 458-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          -----------------------------
                                    Copy to:
                                Javier Hernandez
                  Gordon Altman Butowsky Weitzen Shalov & Wein
                              114 West 47th Street
                            New York, New York 10036
                                 (212) 626-0858
                          -----------------------------

                         Calculation of Registration Fee
Title of securities   Amount to be   Proposed maximum offering  Proposed maximum aggregate   Amount of
to be registered      registered     price per share (1)        offering price (1)           registration fee
-------------------   -------------  -------------------------  ---------------------------  -----------------
Common Stock, $.01
par value . . . . .   4,000,000(2)   $3.51                      $14,040,000                  $4,141.80
==================== =============== ========================== ===========================  =================

<F1>
(1) Estimated solely for the purposes of calculating the registration fee and based (a) pursuant to Rule 457(h), as to the 3,250,667 shares purchasable upon exercise of outstanding options, upon the average price at which such options may be exercised and (b) pursuant to Rule 457(c), as to the remaining 749,333 shares issuable upon exercise of options reserved for issuance, on the average of the high and low prices for the Registrant's Common Stock as quoted on the Nasdaq National Market on March 4, 1998.
<F2>
(2) Pursuant to Rule 416(c), there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.      PLAN INFORMATION

     In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
             INFORMATION

     In accordance with Rule 428 under the Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

       (b) The Registrant's Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997;

       (c) The Registrant's Current Report on Form 8-K/A filed with the Commission on February 7, 1997;

       (d)   The description of the  Registrant's  Common Stock contained in the
             Registration   Statement   on  Form   S-1  of   Advanced   Medical,
             Inc.(Registration No. 33-44064).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the General Corporation Law of the State of Delaware permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         ARTICLE ELEVENTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages except to the extent required by law as in effect at the time the claim of liability is asserted.

         ARTICLE FOURTH of the Registrant's By-laws provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant or by virtue of his position as a director or officer of another company, partnership, joint venture, trust or other enterprise at the request of the Registrant, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant or by virtue of his position as a director or officer of another company, partnership, joint venture, trust or other enterprise at the request of the Registrant, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request provided that he undertakes to repay the amounts advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Any such indemnification may be provided although the person to be indemnified is no longer an officer or director of the Registrant and may inure to the benefit of the heirs, executors and administrators of such a person.

         Indemnification is required to be made unless the board of directors of the Registrant, independent legal counsel or the stockholders of the Registrant determine that the applicable standard of conduct required for indemnification has not been met. The indemnification provision provided in the By-laws is not exclusive and shall not limit the Registrant from providing any other indemnification or advancement of expenses permitted by law.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability.

         The Registrant has entered into indemnification agreements with its directors and officers pursuant to which the Registrant has agreed to indemnify each of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it may be amended from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description of Exhibit
------  ----------------------

4.1   ALARIS Medical, Inc. 1996 Stock Option Plan

4.2 Certificate of Incorporation of Advanced Medical, Inc. and Form of Certificate of Incorporation of Advanced Medical, Inc., as amended (Incorporated by reference to Exhibit 3.1(a) to the Prospectus/Joint Proxy
                                      II-3

      Statement, dated March 3, 1989, of Fidata Corporation, Advanced Medical, Inc. and Controlled Theraputics Corporation included and forming a part of the Registration Statement on Form S-4 of Advanced Medical, Inc. (the "Prospectus/Joint Proxy Statement"))

4.3   By-Laws  of  Advanced   Medical,   Inc.,  as  amended
      (Incorporated by reference to Exhibit 3.1(b) to the Prospectus/Joint Proxy Statement)

4.4   Amendments  to  Articles  First  and  Fourth  of  the
      Restated  Certificate  of  Incorporation  of Advanced
      Medical, Inc.  (Incorporated by reference to Exhibits
      A and B to Advanced Medical Inc.'s Proxy Statement, dated August 15, 1990, for its Special Meeting of
      Stockholders held on September 7, 1990)

4.5   Amendment   to   Article   Fourth  of  the   Restated
      Certificate of Incorporation of Advanced Medical, inc. (Incorporated by reference to Annex III to Advanced Medical Inc.'s Proxy Statement, dated July
      25, 1994, for its Special Meeting of Stockholders held on August 11, 1994)

5     Opinion of Gordon Altman Butowsky Weitzen Shalov & Wein

23.1 Consent of Gordon Altman Butowsky Weitzen Shalov & Wein (Included in opinion filed as Exhibit 5)

23.2  Consent of Price Waterhouse LLP

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus  required by Section  10(a)(3)
                       of the Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against public policy against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of February, 1998.

                                                  ALARIS MEDICAL, INC.


                                                  By:/s/ William J. Mercer
                                                     ------------------------
                                                       William J. Mercer
                                                       President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                 Title                     Date


/s/ Jeffrey M. Picower
----------------------                               February 27, 1998
Jeffry M. Picower          Director and
                           Chairman

/s/ William J. Mercer
----------------------
William J. Mercer          Director,                 February 27, 1998
                           President, Chief
                           Executive Officer

/s/ Norman M. Dean
----------------------
Norman M. Dean             Director                  February 27, 1998


/s/ Henry Green
----------------------
Henry Green                Director                  February 27, 1998


/s/ Frederic Greenberg
----------------------
Frederic Greenberg         Director                  February 27, 1998


/s/ Richard B. Kelsky
----------------------
Richard B. Kelsky         Director                   February 27, 1998

                                  EXHIBIT INDEX


   Exhibit
   Number                    Description of Exhibit
   -------                   ----------------------

    4.1                      ALARIS Medical, Inc. 1996 Stock Option Plan

    4.2 Certificate of Incorporation of Advanced Medical, Inc. and Form of Certificate of Incorporation of Advanced Medical, Inc., as amended (Incorporated by reference to Exhibit 3.1(a) to the Prospectus/Joint Proxy Statement, dated March 3, 1989, of Fidata Corporation, Advanced Medical, Inc. and Controlled Theraputics Corporation included and forming a part of the Registration Statement on Form S-4 of Advanced Medical, Inc. (the "Prospectus/Joint Proxy Statement"))

    4.3 By-Laws of Advanced Medical, Inc., as amended (Incorporated by reference to Exhibit 3.1(b) to the Prospectus/Joint Proxy Statement)

    4.4 Amendments to Articles First and Fourth of the Restated Certificate of Incorporation of Advanced Medical, Inc. (Incorporated by reference to Exhibits A and B to Advanced Medical Inc.'s Proxy Statement, dated August 15, 1990, for its Special Meeting of Stockholders held on September 7, 1990)

    4.5 Amendment to Article Fourth of the Restated Certificate of Incorporation of Advanced
                             Medical,   inc.   (Incorporated  by reference  to
                             Annex  III  to  Advanced   Medical   Inc.'s  Proxy
                             Statement,  dated  July 25,  1994,  for its
                             Special Meeting of Stockholders held on August 11 , 1994)

    5                        Opinion of Gordon Altman Butowsky Weitzen Shalov &
                             Wein

    23.1 Consent of Gordon Altman Butowsky Weitzen Shalov & Wein (Included in opinion filed as Exhibit 5)

    23.2                     Consent of Price Waterhouse LLP